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                                                                    EXHIBIT 99.1

DIEBOLD logo            DIEBOLD, INCORPORATED
                        5995 Mayfair Road
                        P.O. Box 3077
                        North Canton, OH  44720

Media contact:                                             Investor contact:
Diebold, Incorporated                                      John Kristoff
---------------------                                      +1 330 490 5900
Mike Jacobsen                                              kristoj@diebold.com
+1 330 490 3796                                            -------------------
jacobsm1@diebold.com
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Diebold Election Systems
------------------------
David Bear
+1 317 997 9300
dbear@pstrategies.com


FOR IMMEDIATE RELEASE:
April 23, 2004


DIEBOLD DISAPPOINTED IN CALIFORNIA ADVISORY PANEL RECOMMENDATION
Recommendation is limited to voting system firmware and hardware in four California counties

         NORTH CANTON, Ohio - Diebold, Incorporated (NYSE:DBD) is disappointed in the recommendation passed down by the California Voting Systems and Procedures Panel, an advisory board to California Secretary of State Kevin Shelley, to lift the conditional certification of the Diebold Election Systems, Inc. (DES), TSX electronic voting system firmware and hardware used in the California March 2 primary. This recommendation is limited to firmware and hardware designed for and run in San Diego, Solano, Kern and San Joaquin counties. Also, this recommendation has no effect on the certification status of DES hardware, software and firmware elsewhere in California or in other states or jurisdictions throughout the country.
         "While we realized the need for enhancements and are committed to making the necessary changes to the equipment used in the March election, we strongly disagree with the extent and tone of the panel's recommendation. This is especially disconcerting in light of the fact that the state's own independent monitoring of the March 2 election reflected that all Diebold touch screen systems that were tested, accurately recorded the votes as cast," said Robert Urosevich, president of Diebold Election Systems, Inc. "Diebold Election Systems ran successful elections in Solano, Kern and San Joaquin counties in March and has mitigated the non-touch screen related card encoding issues that impacted the March election in San Diego County."

                                     (more)

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PAGE 2 / DIEBOLD DISAPPOINTED IN CALIFORNIA ADVISORY PANEL RECOMMENDATION

         DES intends to respond, in writing, to the panel's invitation to correct any inaccuracies and false allegations in the staff report before Secretary Shelley acts upon the recommendation. The California decision does not impact the previously provided 2004 revenue guidance of $80 to $95 million for election systems by Diebold, Incorporated.
         DES anticipates submitting for California State certification the new TSX election system that was submitted to the independent testing authorities nine months ago and successfully completed all federal testing on April 21, 2004. The new TSX system has incorporated enhanced security measures. DES anticipates receiving final federal qualification in the near future.
         "DES is committed to supporting its 19 California customer counties, including the four affected counties, in their efforts to conduct a safe, secure and accurate election for voters in November," Urosevich said.

FORWARD-LOOKING STATEMENT
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         In the company's written or oral statements, the use of the words
"believes," "anticipates," "expects" and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company, including statements concerning future operating performance, the company's share of new and existing markets, and the company's short- and long-term revenue and earnings growth rates. Although the company believes that its outlook is based upon reasonable assumptions regarding the economy, its knowledge of its business, and on key performance indicators, which impact the company, there can be no assurance that the company's goals will be realized. The company is not obligated to report changes to its outlook. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company's uncertainties could cause actual results to differ materially from those anticipated in forward-looking statements. These include, but are not limited to:
- competitive pressures, including pricing pressures and technological developments;
- changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;
- changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;
- acceptance of the company's product and technology introductions in the marketplace;
-        unanticipated litigation, claims or assessments;
- ability to reduce costs and expenses and improve internal operating efficiencies; and
- variation in consumer demand for financial self-service technologies, products and services.
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PAGE 3 / DIEBOLD DISAPPOINTED IN CALIFORNIA ADVISORY PANEL RECOMMENDATION

         Diebold Election Systems, Inc. is a wholly owned operating subsidiary of Diebold, Incorporated, a global leader in providing integrated self-service delivery systems and services. Headquartered in McKinney, Texas, Diebold Election Systems provides high-quality voting technology to jurisdictions of all sizes, along with comprehensive service and support capability, and is committed to elections accuracy, security and integrity. For more information on Diebold Election Systems, visit the company's Web site at www.dieboldes.com, or call 1-800-433-VOTE.
         Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 13,000 associates with representation in more than 88 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold reported revenue of $2.1 billion in 2003 and is publicly traded on the New York Stock Exchange under the symbol `DBD.' For more information, visit the company's Web site at www.diebold.com.
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PR/3070